                                                                    Exhibit 99.3


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

     On January 16, 2002, Western Multiplex entered into an agreement and plan of merger to combine with Proxim. Under the terms of the agreement, upon completion of the merger, each share of Proxim common stock will be exchanged for 1.8896 shares of Western Multiplex common stock. The exchange ratio will not be adjusted for changes in the market price of Western Multiplex common stock. Based on the number of shares of Proxim common stock outstanding on January 11, 2002, Western Multiplex would issue consideration of approximately 59.3 million shares of its common stock. Additionally, Western Multiplex will assume the outstanding options to purchase Proxim common stock except (a) each Proxim option will be exercisable for that number of whole shares of Western Multiplex common stock equal to the product of the number of shares of Proxim common stock that were issuable upon exercise of such Proxim option immediately prior to the merger multiplied by 1.8896, rounded down to the nearest whole number of shares of Western Multiplex common stock and (b) the per share exercise price for the shares of Western Multiplex common stock issuable upon exercise of such assumed Proxim option will be equal to the quotient determined by dividing the exercise price per share of Proxim common stock at which such Proxim option was exercisable immediately prior to the merger by 1.8896, rounded up to the nearest whole cent. The value of the stock options to be assumed by Western Multiplex has been estimated at approximately $42.4 million using the Black-Scholes option pricing model, based on Western Multiplex's closing stock price on the day of, and the two days before and after the companies reached agreement and the proposed transaction was announced. This amount has been included in the purchase price for pro forma purposes.

     The acquisition of Proxim by Western Multiplex will be accounted for under the purchase method of accounting as required by Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations" whereby the total cost of the acquisition, including related fees and expenses, is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. Identified intangible assets with finite lives will be amortized over those lives. Goodwill will no longer be amortized. Such allocation has been made based upon currently available information and management's estimates. Final allocations will be determined upon completion of the analysis of the assets acquired and liabilities assumed at the effective date of the acquisition. Since the acquisition of Proxim by Western Multiplex has not been completed, the actual consideration cannot yet be determined. For the purpose of the pro forma financial information included herein, the number of shares of Western Multiplex common stock issued in the acquisition of Proxim has been estimated based on the number of shares of Proxim common stock outstanding on January 11, 2002. The actual number of shares of Western Multiplex common shares to be issued will be based on the actual number of shares of Proxim common stock outstanding as of the completion of the merger.

     The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on September 28, 2001, and is based on Western Multiplex's balance sheet as of September 28, 2001, and the balance sheet as of September 30, 2001 for Proxim. The unaudited pro forma condensed combined statements of operations give effect to the proposed merger as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, includes the results of operations of Western Multiplex for the year ended December 31, 2000, combined with the results of operations of Proxim for the year ended December 31, 2000. The unaudited pro forma condensed combined statement of operations for the nine months ended September 28, 2001, includes the results of operations for Western Multiplex for the nine months ended September 28, 2001, combined with the results of operations of Proxim for the nine months ended September 30, 2001.

     The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of Western Multiplex would actually have been if the transaction had occurred on such date or to project the results of operations or financial positions of Western Multiplex for any future date or period. Furthermore, the unaudited pro forma condensed combined statements of operations set forth below are based on assumptions that Western Multiplex believes are reasonable and should be read in conjunction with the respective financial statements and related notes thereto.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 28, 2001
                                 (IN THOUSANDS)

                                                                                                                      PRO FORMA
                                                                                  WESTERN                  NET         COMBINED
                                                                                 MULTIPLEX    PROXIM    ADJUSTMENTS     TOTAL
                                                                                 ---------    ------    -----------     -----

                                                             ASSETS
Current Assets:
             Cash and cash equivalents ......................................   $  9,546     $ 24,177     $     --     $ 33,723
             Short-term investments .........................................      9,908        5,715           --       15,623
             Accounts receivable, net .......................................     30,230       17,283           --       47,513
             Inventories ....................................................     21,163       22,740          945(a)    44,848
             Deferred tax assets ............................................      4,197           --           --        4,197
             Other current assets ...........................................      2,371        1,328           --        3,699
                                                                                 -------       ------      -------       -------
                   Total current assets .....................................     77,415       71,243          945      149,603
             Property and equipment, net ....................................      8,742        9,933           --       18,675
             Goodwill and other intangibles .................................     39,478       26,021      174,203(a)   239,702
             Long-term investments and other ................................      3,110        2,866           --        5,976
             Other long-term assets .........................................      2,840           --           --        2,840
             Deferred tax assets ............................................      3,455           --           --        3,455
                                                                                 -------       ------      -------       -------
                   Total assets .............................................   $135,040     $110,063     $175,148     $420,251
                                                                                ========     ========     ========     ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

           Current liabilities:
             Accounts payable ...............................................   $  5,844     $  6,788     $     --     $  12,632
             Other current liabilities ......................................      4,584        9,044       14,000(a)     27,628
                                                                                 -------       ------      -------       -------
                   Total current liabilities ................................     10,428       15,832       14,000        40,260

           Long-term debt ...................................................         --          290           --           290
                                                                                 -------       ------      -------       -------
                   Total liabilities ........................................     10,428       16,122       14,000        40,550
                                                                                 -------       ------      -------       -------
           Stockholders' equity
             Common stock ...................................................        988           28          565(a)(b)   1,581
             Additional paid-in capital .....................................    154,001      180,554       80,606(a)(b) 415,161
             Treasury stock .................................................    (21,000)          --           --       (21,000)
             Deferred stock compensation ....................................       (324)          --       (1,413)(a)    (1,737)
             Other comprehensive income (loss) ..............................        128         (751)          --          (623)
             Retained earnings (deficit) ....................................     (8,263)     (85,890)      81,390(a)(b) (12,763)
             Less: Employee stock subscription receivable ...................      (918)           --           --          (918)
                                                                                 -------       ------      -------       -------

                    Total stockholders' equity ..............................    124,612       93,941      161,148       379,701
                                                                                 -------       ------      -------       -------

                    Total liabilities and stockholders' equity ..............   $135,040     $110,063     $175,148     $ 420,251
                                                                                ========     ========     ========     =========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                                                                                           PRO FORMA
                                                          WESTERN                          NET              COMBINED
                                                          MULTIPLEX         PROXIM      ADJUSTMENTS          TOTAL
                                                          ---------         ------      -----------          -----

Revenue .............................................     $  81,555      $  68,835      $      --         $ 150,390
Cost of revenue .....................................        43,813         38,775             --            82,588
Amortization of intangible assets ...................            --          2,142         (2,142)(c)            --
Provision for excess and obsolete inventory .........            --         50,000             --            50,000
                                                          ---------      ---------      ---------         ---------
Total cost of revenue ...............................        43,813         90,917         (2,142)          132,588
                                                          ---------      ---------      ---------         ---------
Gross profit (loss) .................................        37,742        (22,082)         2,142            17,802
                                                          ---------      ---------      ---------         ---------
Operating expenses:
   Research and development .........................        14,282          9,961             --            24,243
   Purchased in-process research and development ....            --          1,373             --             1,373
   Selling, general and administrative ..............        29,904         27,386             --            57,290
   Restructuring charges ............................         1,816            950             --             2,766
   Merger costs .....................................            30             --             --                30
   Impairment of goodwill and intangible assets .....         4,331         10,372             --            14,703
   Amortization of deferred stock compensation ......         2,559             --            276(d)          2,835
   Amortization of goodwill and intangible assets ...         3,727          4,256          2,519(c)         10,502
                                                          ---------      ---------      ---------         ---------

       Total operating expenses .....................        56,649         54,298          2,795           113,742
                                                          ---------      ---------      ---------         ---------
Loss from operations ................................       (18,907)       (76,380)          (653)          (95,940)
 Interest income, net ...............................         1,220          1,700             --             2,920
 Impairment losses on investments ...................            --        (12,074)            --           (12,074)
                                                          ---------      ---------      ---------         ---------
Loss before income taxes ............................       (17,687)       (86,754)          (653)         (105,094)
Provision (benefit) for income taxes ................        (3,356)         5,043             --             1,687
                                                          ---------      ---------      ---------         ---------
Net loss ............................................     $ (14,331)     $ (91,797)     $    (653)        $(106,781)
                                                          =========      =========      =========         =========
Basic and diluted net loss per share ................     $   (0.25)     $   (3.39)                       $   (0.99)
                                                          =========      =========                        =========
Shares used to compute basic and diluted net loss per
 share ..............................................        57,085         27,110                          108,312
                                                          =========      =========                        =========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                                                                      PRO FORMA
                                                         WESTERN                       NET             COMBINED
                                                        MULTIPLEX      PROXIM        ADJUSTMENTS         TOTAL
                                                        ---------      ------        -----------        -----
Revenue ...........................................     $ 105,508     $ 107,498      $      --         $ 213,006
Cost of revenue ...................................        50,466        59,239             --           109,705
Amortization of intangible assets .................            --         2,124         (2,124)(c)            --
                                                        ---------     ---------      ---------         ---------
Gross profit ......................................        55,042        46,135          2,124           103,301
                                                        ---------     ---------      ---------         ---------
Operating expenses:
  Research and development ........................        12,379        12,082             --            24,461
  Purchased in-process research and development ...            --         8,531             --             8,531

  Selling, general and administrative .............        22,531        19,930             --            42,461
  Merger costs, net of reimbursements .............           185            --             --               185
  Amortization of deferred stock compensation .....         4,161            --        735 (d)             4,896

  Amortization of goodwill and intangible assets ..         2,382         3,457      5,576 (c)            11,415
                                                        ---------     ---------      ---------         ---------

    Total operating expenses ......................        41,638        44,000          6,311            91,949
                                                        ---------     ---------      ---------         ---------

Income (loss) from operations .....................        13,404         2,135         (4,187)           11,352
  Interest income, net ............................            85         4,186             --             4,271
  Impairment losses on investments ................            --        (2,500)            --            (2,500)
                                                        ---------     ---------      ---------         ---------
Income before income taxes ........................        13,489         3,821         (4,187)           13,123
Provision for income taxes ........................         6,800         1,672             --             8,472
                                                        ---------     ---------      ---------         ---------
Income before extraordinary item ..................         6,689         2,149         (4,187)            4,651
Loss on early extinguishment of debt, net of
 income tax benefit of $241 .......................           394            --             --               394
                                                        ---------     ---------      ---------         ---------
Net income ........................................     $   6,295     $   2,149      $  (4,187)        $   4,257
                                                        =========     =========      =========         =========

Basic net income per share ........................     $    0.13      $    0.08                       $    0.04
                                                        =========      =========                       =========

Diluted net income per share ......................     $    0.12      $    0.07                       $    0.04
                                                        =========      =========                       =========

Shares used to compute basic net income per share .        47,045        25,868                           95,925
                                                        =========      =========                       =========

Shares used to compute diluted net income per share        52,081        28,933                          106,753
                                                        =========      =========                       =========

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

     The unaudited pro forma condensed combined financial statements included herein have been prepared by Western Multiplex pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Western Multiplex believes that the disclosures are adequate to make the information presented not misleading.

     The pro forma balance sheet was prepared by combining the historical unaudited consolidated balance sheet data as of September 28, 2001 for Western Multiplex and the historical unaudited consolidated balance sheet data as of September 30, 2001 for Proxim assuming the merger had occurred on September 28, 2001. The Pro forma statement of operations for the nine months ended September 28, 2001 has been prepared by combining the Western Multiplex historical unaudited consolidated statement of operations data for the nine months ended September 28, 2001 and the Proxim historical unaudited consolidated statement of operations data for the nine months ended September 30, 2001 assuming the merger had occurred on January 1, 2000. The pro forma statement of operations for the year ended December 31, 2000 has been prepared by combining the audited consolidated statement of operations data for Western Multiplex for the year ended December 31, 2000 and the audited statement of operations data for Proxim for the year ended December 31, 2000 assuming the merger had occurred on January 1, 2000.

     Western Multiplex expects that it may incur additional costs to integrate the merged entities over the course of the next several years, including restructuring costs anticipated upon the closing of the merger, primarily related to duplicate facilities in Sunnyvale, California, and severance payments to employees who will be terminated. Such costs have not been considered in the pro forma financial statements and will be recorded as operating expenses if and when they are determined.

2.     UNAUDITED CONDENSED COMBINED PRO FORMA ADJUSTMENTS

AS OF SEPTEMBER 28, 2001

(a) RECORDS THE PURCHASE OF PROXIM BY WESTERN MULTIPLEX

- The purchase price of Proxim is allocated based upon the estimated fair value of the assets acquired and liabilities assumed, which approximates book value. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The actual allocation will be based on financial information as of the acquisition date. The following tables summarize the components of the total purchase price and the estimated allocation (in thousands, except share amounts):

Fair Value of Western Multiplex common stock (59,270,433 shares)*     $218,589
Fair Value of Proxim options assumed* ...........................       42,413
Transaction costs ...............................................       14,000
                                                                      --------
Estimated total purchase price ..................................     $275,002
                                                                      ========
Purchase price allocation:
Net tangible assets acquired ....................................     $ 67,920
In-process research and development .............................        4,500
Deferred stock compensation .....................................        1,413
Inventory write-up ..............................................          945
Identifiable intangible assets ..................................       35,500
Goodwill ........................................................      164,724
                                                                      --------
Estimated total purchase price ..................................     $275,002
                                                                      ========

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL STATEMENTS -- (CONTINUED)

      * The fair value of Western Multiplex common stock exchanged and assumed employee stock options are based upon Western Multiplex's closing stock price on the day of, and the two days before and after the companies reached agreement and the proposed transaction was announced. The Western Multiplex's closing price at the acquisition date will have an effect on the total purchase price.

      o Records the write-off of in-process research and development costs of $4.5 million. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statements of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology which had not yet reached technological feasibility and had no alternative future use as of the date of acquisition.

      o Records the write-up of inventory for Proxim's work-in-process and finished goods to fair market value less the historical selling margin.

         (b) Reflects the elimination of the historical Proxim stockholders equity, in accordance with purchase business combination accounting, and the recording of the issuance of Western Multiplex common shares and outstanding Proxim stock options converted by Western Multiplex to effect the merger in the aggregate value of $261.0 million.

  YEAR ENDED DECEMBER 31, 2000 AND THE NINE MONTHS ENDED SEPTEMBER 28, 2001

         (c) Reflects intangible assets (excluding goodwill of $164.7 million) amortization related to the acquisition of Proxim, and the elimination of amortization relating to historical goodwill and intangible assets carried on the books of Proxim, which is eliminated in the purchase of Proxim by Western Multiplex. Historical amortization included in the Proxim financial statements, was $2,124,000 and $2,142,000 for the year ended December 31, 2000 and the nine months ended September 28, 2001, respectively. The Developed Technology is being amortized over 3 years, and the Core Technology and Patents are amortized over 5 years using the straight-line method as follows (in thousands):

                                                                         PROXIM
                                                    -----------------------------------------------
                                                                                          TOTAL
                                                      CORE                   DEVELOPED   INTANGIBLE
                                                    TECHNOLOGY    PATENTS    TECHNOLOGY   ASSETS
                                                    ----------    -------    ----------   ------
Purchase price allocated .......................     $17,800     $ 3,200     $14,500     $35,500
Amortization period, in months .................          60          60          36          --
Amortization expense per month .................     $   297     $    53     $   403     $   753
Twelve month pro forma adjustment to intangibles     $ 3,560     $   640     $ 4,833     $ 9,033
Nine month pro forma adjustment to intangibles .     $ 2,670     $   480     $ 3,625     $ 6,775

     Had Western Multiplex adopted SFAS No. 142 effective from January 1, 2000, the pro forma income (loss) for the period/ year ended September 30, 2001 and December 31, 2000 would have been $(103.8) million and $6.6 million, respectively. The pro forma income (loss) per share for the period/ year ended September 30, 2001 and December 31, 2000 would have been $(0.96) and $0.06, respectively, on a fully diluted basis.

     (d) In conjunction with the merger, Western Multiplex will convert unvested Proxim stock options into Western Multiplex stock options. Western Multiplex will record deferred stock compensation of approximately $1.4 million, based on the estimated intrinsic value of the unvested stock options to be converted at the date of the merger. This deferred stock compensation will be recorded to expense on an accelerated graded vesting basis over the average remaining vesting period.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL STATEMENTS -- (CONTINUED)

3.     UNAUDITED PRO FORMA NET INCOME (LOSS) PER SHARE

     The following table sets forth the computation of pro forma basic and diluted net income (loss) per share:

                                                                                      NINE MONTHS
                                                                   YEAR ENDED           ENDED
                                                                DECEMBER 31, 2000   SEPTEMBER 28, 2001
                                                                -----------------   ------------------
Numerator:
Pro forma net income (loss) ................................        $   4,257         $(106,781)
Denominator:
Basic
     Weighted average  number of shares of Western Multiplex
     common stock outstanding...............................           47,045            57,085
     Add: weighted  average number of shares of Proxim
     common stock outstanding multiplied by the exchange
     ratio of 1.8896 .......................................           48,880            51,227
                                                                    ---------         ---------
Shares used in computing pro forma basic net loss per share            95,925           108,312

Pro forma basic net income (loss) per share ................        $    0.04         $   (0.99)
                                                                    =========         =========
Diluted
     Weighted average number of shares of Western Multiplex
     common stock outstanding ..............................           52,081            57,085
     Add: weighted average number of shares of Proxim
     common stock outstanding multiplied by the exchange
      ratio of 1.8896 ......................................           54,672            51,227
                                                                    ---------         ---------
Shares used in computing pro forma diluted net income
   (loss) per share ........................................          106,753           108,312

Pro forma diluted net income (loss) per share ..............        $    0.04         $   (0.99)
                                                                    =========         =========

4.     SUBSEQUENT EVENT

     In November 2001, Proxim completed a $30.0 million private placement of shares of common stock and warrants to institutional investors. In connection with the private placement, the company issued 3,643,425 shares of common stock and warrants to purchase 816,124 additional shares of common stock at an exercise price of $12.95. The unaudited pro forma condensed combined financial statements do not include any adjustments to reflect this transaction.